EXHIBIT 99.1

American Resources Corporation Reports Second Quarter 2024 Financial Results and Provides Business Outlook

The first domestic, commercial producer of separated and high-purity REEs from ores and recycled permanent magnets and high-purity battery elements from ores, concentrated brines and recycled feedstocks

Company’s patented chromatographic separation and purification process leading the world in efficient, environmentally-safe critical mineral refining

Company successfully executed and closed $150 million tax exempt bond offering for the Company’s Kentucky Lithium refining facility

Company continues to execute on spinning-off certain subsidiaries into standalone entities

Company to host update conference call today at 4:30 PM ET

August 19, 2024 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 19, 2024 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the second quarter of 2024. The Company will host a conference call and webcast, today, August 19, 2024, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “We continue to see tremendous success and momentum in establishing our strategic positioning within our addressable markets. Our strategic focus continues to be on positioning and preparing our businesses for growth as separate, standalone companies, and we have been putting the pieces in place and have begun executing on that plan as we have previously discussed, and which is consistent with our Strategic Committee’s plan of action to better unlock the value of American Resources. These steps include securing the appropriate growth capital to scale operations while also building word-class teams around each business. We recently updated the name of American Carbon to American Infrastructure Corporation to better reflect a more diversified resource mix to supply the global infrastructure markets such as our recent iron ore acquisition. Our growth capital for American Infrastructure is largely supported by the closing of the previously announced $45 million tax-exempt bond offering for Wyoming County Coal (WCC). Additionally, we recently executed a lease on our McCoy Elkhorn complex with a well proven operator to bring production back online this year. Both WCC and McCoy Elkhorn are first class facilities able to produce premium mid vol and high vol carbon for the global steel markets. Development of the WCC complex continues to progress and we are confident we will be producing from its first deep mine later this year as well. Nonetheless, advancing WCC’s development and bringing McCoy Elkhorn back online puts the entire carbon platform in a much stronger position as one of the last U.S.-based metallurgical carbon growth platforms as it prepares for its own public listing.”

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Mr. Jensen continued, “ReElement Technologies continues to position its breakthrough technology as the world’s leading solution for efficient critical mineral refining. We benefit from decades of research, development and commercialization in other industries that enable us to produce ultra-pure critical minerals at a low and competitive cost and with high throughput. The efficient attributes of our technology include environmental safety, flexibility to various feedstocks, and modularly scalable which allow us to efficiently and collaboratively deploy refining capacity to bridge upstream mining and recycling with downstream manufacturing almost anywhere in the world. As we continue to execute, it is becoming more evident that our solution stands by itself and continues to separate itself as the most efficient solution to unlock value for strategic and financial partners, while securing our energy and national security. We very recently closed on a successful $150 million tax-exempt bond offering to fund the development of our Kentucky Lithium refining facility which will position ReElement at the U.S.’s largest and most efficient producer of battery-grade lithium, and we are currently working on similar non-dilutive growth capital for our Marion, Indiana Advanced Technology Center. The critical and rare earth elements we refine today are imperative to operate our modern-day technology including electric vehicles, clean energy and defense applications. With our substantial asset base, our breakthrough technology and best-in-class team, we are in a tremendous position to execute upon our mission and create substantial value for our shareholders.”

“Lastly, we continue to position American Metals as an aggregator and processor of recycled feedstocks to feed into ReElement Technologies. American Metals is in a unique position to leverage ReElement’s leading refining capabilities to handle the preprocessing step of end-of-life and off-spec batteries and magnets which also will enhance ReElement’s long-term margin profile. Our recent announcement to merge American Metals with the special purpose acquisition company, AI Transportation Acquisition Corp, further demonstrates our strategic plan of action of separating certain subsidiaries into standalone entities to drive growth and value for our shareholders under a more focused structure. As we continue to execute on our strategic plan, American Resource will continue to evolve by leveraging the unique capabilities and positioning of our current operating company’s assets to diversify into other critical mineral and infrastructure resources to support energy transition and national security.”

Key Division Highlights

The Company continues to aggressively drive innovative, efficient and solution-based steps to strengthen its position within its respective end-markets while strategically evolving to enhance shareholder value. Recent divisional milestones include:

ReElement Technologies

•

Demonstrated its breakthrough technology in the separation and purification of rare earth ores to produce separated and purified rare earth elements at magnet grade (99.5%+). The demonstration process was conducted from an ore concentrate provided by a partner to showcase the Company’s ability to extract, separate and purify the high-value elements in the ore body that can supply the rare earth magnet supply chain.

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•	Entered into a partnership with UK-based Jupiter Lithium Ltd to develop Nigeria's first large-scale lithium deposit spanning 442 square kilometers of high-quality, lithium-rich terrain and poised to become a transformative project for Nigeria.

•	Successfully separated and purified lithium from feedstocks derived from lithium brine sources and has expanded its Powered by ReElement service offering to include integration into direct lithium extraction flow sheets.

•	Announced that it has been accepted as a member of the Defense Industrial Base Consortium to help address defense supply chain issues.

•	Announced that its university research partner, Purdue University, has expanded the Company’s exclusive use of the patents for licensed ligand assisted displacement (“LAD”) chromatography and knowhow for all feedstocks to now include rare earth ores.

•

Established its asset-light, collaborative platform branded, Powered by ReElement, to focus on inline partnerships with other critical and rare earth mineral processors, recyclers or refiners that need to optimize certain components, or the entire separation and purification process within their solvent-based and/or hydrometallurgical process.

•	Received its initial certificate of occupancy for its Marion, Indiana Advanced Technology Center supersite which will be a first mover in reducing the chokehold that China has on the refining of critical and rare earth elements.

•	Successfully executed and closed a Bond Purchase Agreement with Hilltop Securities Inc. for $150,000,000 principal amount of Kentucky Industrial Building Revenue Bonds, Series 2024, for the Company’s Kentucky Lithium LLC (“KYL”) complex which will be used for the development and operation commissioning of the United States’ first-of-its-kind critical mineral refining facility.

•	Established commercial partnership with a major U.S. auto manufacturer showcasing its low cost and environmentally friendly process to fully recycle and refine the high value rare-earth elements within EV motors back to ultra-pure magnet-grade rare-earth oxides, pioneering a sustainable and truly circular life-cycle solution to ensure that the rare earth elements remain within the domestic supply chain to build in America and stay in America.

•	Established commercial partnership with EDP Renewables North America (“EDPR NA”), the world’s fourth-largest wind energy producer and a top five owner and operator of renewables in North America, to advance sustainable practices in the wind energy sector with an initial focus on the efficient and sustainable recycling of neodymium-based permanent magnets from decommissioned wind turbines into magnet-grade rare earth elements, contributing to the development of a truly circular supply chain for renewable energy equipment and inputs.

•

Executed Memorandums of Understanding (MOU)’s with two German-based battery recycling platforms (Duesenfeld GmbH, and Battery Damage Service GmbH) to source recycled black mass battery material to be refined back to battery-grade lithium products such as lithium carbonate (Li2CO3) and/or lithium hydroxide (LiOH) at its Marion, Indiana and Noblesville, Indiana refining facilities.

American Metals

•

Executed a definitive business combination agreement with AI Transportation Acquisition Corp (Nasdaq: AITR), a publicly-listed special purpose acquisition company, in a transaction valued at $170,000,000. Pursuant to the Business Combination Agreement, each AITR and American Metals will become wholly-owned subsidiaries of a newly formed Delaware corporation, Electrified Materials Corporation ("Pubco"), which will serve as the parent company of AITR and American Metals following the consummation of the Business Combination. It is anticipated that the combined company will be listed on the Nasdaq Stock Market under the ticker symbol “EMCO.”

American Carbon

•	Changed its name to American Infrastructure Corporation reflecting the Company’s broader focus on producing high-quality raw material inputs to the global steel and infrastructure markets including metallurgical carbon and iron ore.

•	Signed a lease for its McCoy Elkhorn mining complex, located in Pike County, Kentucky, with the goal of restarting operations this year, reducing operating risk and receiving a top line royalty stream from the complex.

•

Entered into an agreement with its McCoy Elkhorn subsidiary to allow a third party to capture and process both coal bed methane (CBM) and coal mine methane (CMM) that is present and has been accumulating within the prior sealed mining works in the Company’s Mine #15 underground mine.

•

Announced updated results of its rare earth element deposits at its Wyoming County Coal project in West Virginia with over 550 ppm as verified from an independent third-party laboratory. The ongoing project development is being funded by the Company’s previously announced $45 million tax exempt bond.

•	Acquired a 51% ownership interest in a Jamaica-based, diversified mineral asset with a focus on iron ore, titanium and vanadium to further establishes American Carbon’s foothold in the steelmaking supply chain.

Corporate

•

Distributed 25% of its ownership interest in American Infrastructure Corporation on the previously announced distribution date of August 9, 2024 to its underlying shareholders of record as of May 27, 2024; continuing to execute on it strategic plan to separate certain assets into standalone entities to unlock value.

•	Distributed a majority of the shares it held in Novusterra Inc., via a special dividend, to the underlying shareholders of American Resources in conjunction with the Company’s Special Committee’s directive to better unlock value.

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“Looking forward to the remainder of 2024, our belief in and the excitement over the opportunities we have in front of us continues to reach an all-time high. Our goal is to successfully spin-off ReElement Technologies and the majority of American Infrastructure this year with the appropriate value, capital structures and teams to execute as standalone businesses, and we feel confident we will accomplish that goal,” continued Mr. Jensen.

“The opportunity for ReElement Technologies continues to rapidly manifest as the world searches for more efficient critical mineral supply chain solutions. The unique attributes of our technology puts us in a lead position to successfully deploy meaningful critical mineral refining capacity outside of China. It has always been our approach that utilizing the similar, solvent-based separation and purification technologies, as used in China, will be a challenge for most of the world, and we are starting to see those challenges manifest from an operational, cost and environmental perspective. As such, we believe we stand alone in our ability to produce ultra-pure products at large scale, and in an environmentally-safe and cost competitive process. This has enabled us to advance our focus on customer qualifications across multiple products and supply chains, procure appropriate feedstocks to feed our large-scale projects, secure offtake agreements with both planned magnet, cathode / battery manufacturers and advance the design and engineering our planned large-scale, commercial facilities in Marion, Indiana and Knott County, Kentucky. Our rapid execution of this tremendous growth opportunity is evidenced by the technical expertise at our Noblesville, Indiana Commercial Qualification Plant, the acquisition of our Marion super-site, the procurement of approximately $45 million in tax incentives from the municipality of Marion, and the successful execution of a bond purchase agreement for $150 million of Kentucky Industrial Building Revenue Bonds for our first-of-its-kind Kentucky Lithium refinery, to name a few. Our focus and approach are to capitalize the development and growth of our Marion Advanced Technology Center in a similar, non-dilutive manner, and we continue to work through that process. Additionally, our international growth plans are substantial, especially with unlocking stranded capital that has been invested into the supply chain, as well as certain African regions, to support a massive shift in global trade and manufacturing. ReElement sits in a very opportunistic position at the intersection of energy transition and national security and we remain steadfast on executing in a calculated and expedited manner to build substantial value for our Company, shareholders and stakeholders alike.”

Expected Near-Term Catalysts

•

Additional ReElement Technologies upstream and downstream partnerships to bolster feedstocks of end-of-life products, manufacturing scrap and ores for critical and REEs and offtake customers of sustainable and domestic sources of high-purity battery and magnet materials.

•	Continue to scale critical mineral refining capacity at its next two large-scale facilities in Marion, Indiana and Knott County, Kentucky and through co-located facilities with supply chain partners.

•	Broader international expansion of ReElement Technologies’ world-leading critical mineral platform for both critical mineral-based ores and recycling partnerships.

•	Continue to add best-in-class talent to drive the execution of each division.

•	Monetization of American Carbon through its spin-off, increase in carbon production to meet market demand, leases, joint ventures and/or divestitures.

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Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Monday, August 19, 2024 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing 877-407-4019 and referencing American Resources Corporation’s Second Quarter 2024 Conference Call, or by the webcast link: here.

Financial Results for Second Quarter 2024

For the second quarter of 2024, American Resources reported a net loss of $6.6 million or a loss of $0.09 per share, as compared with a net loss $7.6 million or loss of $0.10 per share in the same period of the prior year. The Company realized an adjusted EBITDA loss of $3.9 million for the second quarter of 2024, as compared with an adjusted EBITDA loss of $6.2 million for the second quarter of 2023.

Second Quarter 2024 Summary

Total revenues were $4,095, compared to total revenues of $1.98 million during the second quarter of 2023.  General and administrative expenses for the second quarter of 2024 were $2.89 million compared to $1.13 million in the prior year period. American Resources incurred interest expense of $418,493 during the second quarter of 2024 compared to $167,825 during the second quarter of 2023. Development costs during the quarter were $1.2 million compared to $2.67 million during the second quarter of 2023 and better positions the Company within the markets in which it serves.

The Company did not incur any income tax expense in the first quarter of 2024 as it reported a net loss for the period.

AMERICAN RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
		(As filed)		(Restated)		(As filed)
	2024	2023	Adjustments	2023	2024	2023	Adjustments	2023
Revenue
Coal sales	$-	$1,675,815	-	$1,675,815	$-	$10,399,001	-	$10,399,001
Metal recovery and sales	4,095	33,817	-	33,817	33,447	54,425	-	54,425
Royalty income	-	271,056	20,001	291,057	64,667	395,718	20,001	415,719
Total revenue	4,095	1,980,688	20,001	2,000,689	98,114	10,849,144	20,001	10,869,145

Operating expenses (income)
Cost of coal sales and processing	507,596	3,798,012	(63,326)	3,734,686	1,197,775	6,503,830	(597,150)	5,906,680
Accretion	248,291	248,292	-	248,292	496,582	496,584	-	496,584
Depreciation	519,445	8,482	581,566	590,048	1,069,559	21,818	1,173,225	1,195,043
Amortization of mining rights	311,685	311,685	-	311,685	623,370	617,544	5,826	623,370
General and administrative	2,888,344	1,134,616	491,180	1,625,796	5,248,281	2,456,084	493,354	2,949,438
Professional fees	390,370	346,477	-	346,477	1,141,392	639,732	-	639,732
Production taxes and royalties	169,680	496,824	86,930	583,754	447,093	1,478,461	115,222	1,593,683
Development	1,198,102	2,666,846	292,898	2,959,744	2,908,044	8,300,754	479,784	8,780,538
Gain on sale of equipment	-	-	(1,050,000)	(1,050,000)	(400,000)	-	(1,050,000)	(1,050,000)
Total operating expenses	6,233,513	9,011,234	339,248	9,350,482	12,732,096	20,514,807	620,261	21,135,068

Net loss from operations	(6,229,418)	(7,030,546)	(319,247)	(7,349,793)	(12,633,982)	(9,665,661)	(600,262)	(10,265,923)

Other income (expense)
Earnings from equity method investees	(16,385)	-	(430,244)	(430,244)	(231,360)	-	277,366	277,366
Other income and (expense)	60,490	260,000	-	260,000	173,005	353,000	-	353,000
Gain on sales of assets	-	5,936,892	(5,936,892)	-	-	5,936,892	(5,936,892)
Interest income	3,054	1,552	-	1,552	39,149	18,764	-	18,764
Interest expense	(418,493)	(167,825)	(134,706)	(302,531)	(892,177)	(743,789)	(323,258)	(1,067,047)
Total other income (expenses)	(371,334)	6,030,619	(6,501,842)	(471,223)	(911,383)	5,564,867	(5,982,784)	(417,917)

Net loss	(6,600,752)	(999,925)	(6,821,091)	(7,821,016)	(13,545,365)	(4,100,794)	(6,583,046)	(10,683,840)
Less: Non-controlling interest	(14,337)	-	191,920	191,920	65,423	-	(175,655)	(175,655)
Net loss attributable to AREC shareholders	$(6,615,089)	$(999,925)	(6,629,171)	$(7,629,096)	$(13,479,942)	$(4,100,794)	(6,758,701)	$(10,859,495)

Net loss per share - basic and diluted	$(0.09)	$(0.01)	$(0.09)	$(0.10)	$(0.18)	$(0.05)	$(0.09)	$(0.14)

Weighted average shares outstanding - basic and diluted	77,375,271	76,197,850	-	76,197,850	75,422,390	74,584,440	-	74,584,440

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AMERICAN RESOURCES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(As filed)		(Restated)
	June 30,	December 31,		December 31,
	2024	2023	Adjustments	2023
Assets
Current assets:
Cash and cash equivalents	$554,416	$2,666,638	239,619	$2,906,257
Short-term investments held in Trust Account - restricted	-	30,297,204	(30,297,204)	-
Inventories	2,029,812	54,000	-	54,000
Prepaid expenses and other current assets	1,866,001	1,867,651	1	1,867,652
Total current assets	4,450,229	34,885,493	(30,057,584)	4,827,909

Restricted cash	168,998,842	6,798,029	26,976,356	33,774,385
Property and Equipment, net	19,190,991	15,337,004	4,898,120	20,235,124
Right-of-use assets, net	616,045	18,276,913	(17,633,742)	643,171
Investment in other entities - Related Parties	1,884,153	18,780,000	(15,302,700)	3,477,300
Notes Receivable, net	379,022	99,022	280,000	379,022
Total Assets	$195,519,282	$94,176,461	(30,839,550)	$63,336,911
Liabilities And Equity
Current liabilities:
Trade payables	$4,808,658	$6,709,224	(68,099)	$6,641,125
Non-trade payables	2,641,370	2,607,942	53,157	2,661,099
Accounts payable - related party	2,498,168	2,371,697	(16,000)	2,355,697
Accrued interest	495,915	512,558	(44,424)	468,134
Other current liabilities	200,000	200,000	-	200,000
Current portion of long term debt	804,656	804,656	-	804,656
Operating lease liabilities	57,299	57,663	(4,690)	52,973
Other financing obligations, current	7,761,996	4,806,822	2,585,919	7,392,741
Total current liabilities	19,268,062	18,070,562	2,505,863	20,576,425

Remediation liability	21,785,380	21,288,799	-	21,288,799
Bond payable, net	193,308,677	44,152,500	(617,341)	43,535,159
Other financing obligations, net of current portion	6,161,059	7,514,848	2,584,947	10,099,795
Operating lease liabilities, non-current	611,951	495,611	145,883	641,494
Total liabilities	$241,135,129	$91,522,320	4,619,352	$96,141,672

Commitments and contingencies (Note 11)

Stockholders' equity:
Common stock, $0.0001 par value; 230,000,000 shares authorized, 77,400,289 and 76,247,370 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	7,742	7,627	-	7,627
Additional paid-in capital	182,012,925	178,910,546	2,368,215	181,278,761
Accumulated deficit	(226,097,239)	(178,694,329)	(33,922,968)	(212,617,297)
Total stockholders' equity	(44,076,572)	223,844	(31,554,753)	(31,330,909)
Non-controlling interest	(1,539,275)	-	(1,473,852)	(1,473,852)
Total equity	(45,615,847)	223,844	(33,028,605)	(32,804,761)
Total liabilities and stockholders' equity	$195,519,282	91,746,164	(28,409,253)	$63,336,911

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AMERICAN RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
		(As filed)		(Restated)
	2024	2023	Adjustments	2023
Cash Flows from Operating activities:
Net loss	$(13,545,365)	$(4,100,794)	(6,583,046)	$(10,683,840)
Adjustments to reconcile net income (loss) to net cash
Depreciation expense	1,069,559	21,818	1,173,225	1,195,043
Amortization of mining rights	623,370	617,544	5,826	623,370
Accretion expense	496,581	496,580	-	496,580
Amortization of right-to-use assets	27,126	(695,933)	746,055	50,122
Amortization of issuance costs and debt discount	54,315	-	8,467	8,467
Investment in other entities - Related Parties, net	231,360	-	(277,366)	(277,366)
Gain on sale of equipment	(400,000)	-	(1,050,000)	(1,050,000)
Noncash stock based compensation expense	1,763,253	753,146	617,542	1,370,688
Issuance of common shares for services	143,575	-	-	-

Change in current assets and liabilities:
Receivables	-	(334,475)	760,001	425,526
Inventories	(1,975,812)	(264,536)	-	(264,536)
Prepaid expenses and other current assets	1,651	(1,019,982)	-	(1,019,982)
Accounts payable	(1,852,196)	(321,661)	643,322	321,661
Accrued interest	27,781	(35,996)	55,926	19,930
Accounts payable related party	142,471	(1,733,216)	-	(1,733,216)
Operating leases liabilities	(25,217)	-	(48,514)	(48,514)
Cash used in operating activities	(13,217,548)	(6,617,505)	(3,948,562)	(10,566,067)

Cash Flows from Investing activities:
Purchase of property and equipment	(648,796)	-	(738,310)	(738,310)
Cash used in investments	-	1,726,273	(1,726,273)	-
Proceeds from sale of equipment	400,000	(553,105)	1,603,105	1,050,000
Cash (used in) provided by investing activities	(248,796)	1,173,168	(861,478)	311,690

Cash Flows from Financing activities:
Cash received from warrant conversions	32,339	-	-	-
Repayment on long term debt	-	(1,098,821)	-	(1,098,821)
Proceeds from the exercise of stock option	156,900	-	-	-
Proceeds from tax exempt bonds, net	149,719,203	43,475,887	-	43,475,887
Proceeds received from other financing obligation	-	4,011,025	1,312,763	5,323,788
Repayments of other financing obligation	(3,569,482)	(1,116,969)	(1,558,539)	(2,675,508)
Cash provided by (used in) financing activities	146,338,960	45,271,122	(245,776)	45,025,346

Increase (decrease) in cash	132,872,616	40,542,101	(5,771,132)	34,770,969
Cash and cash equivalents, including restricted cash, beginning of period	36,680,642	10,990,829	1,353,967	12,344,796
Cash and cash equivalents, including restricted cash, end of period	$169,553,258	$51,532,930	(4,417,165)	$47,115,765

SUPPLEMENTAL CASH FLOW INFORMATION
Cashless exercise of warrants	$87	$-	-	$-
Acquisition of right of use assets for lease obligations	$-	3,814,336	(3,814,336)	-
Dividend-in-kind of Novustera, Inc. common stock to shareholders	$1,361,788	$-	-	$-

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Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA(1) to Amounts Reported Under U.S. GAAP

	For the three months ended June 30, 2024	For the three months ended June 30, 2023
Net Income	(6,600,752)	(7,629,096)

Interest & Other Expenses	418,493	(302,531)
Income Tax Expense	-	-
Accretion Expense	248,291	248,292
Depreciation	519,445	590,048
Amortization of Mining Rights	311,685	311,685
Non-Cash Stock, Warrant & Option Comp. Expense	1,202,860	617,542

Total Adjustments	2,700,774	1,465,036

Adjusted EBITDA	(3,899,978)	(6,164,060)

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

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About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain.  ReElement has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

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Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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